Exhibit 99.1

List of the Names and Addresses of Each Other Reporting Person pursuant to Instruction 5(b)(v)

1. Name and Address of Reporting Person* Zeneca Inc.
(Last)	(First)	(Middle)
1800 Concord Pike
(Street) Wilmington, Delaware 19803
(City)	(State)	(Zip)

1. Name and Address of Reporting Person* Zeneca Holdings Inc.
(Last)	(First)	(Middle)
1800 Concord Pike
(Street) Wilmington, Delaware 19803
(City)	(State)	(Zip)

1. Name and Address of Reporting Person* AstraZeneca Holdings BV
(Last)	(First)	(Middle)
Louis Pasteurlaan 5, 2719 EE
(Street) Zoetermeer, Holland
(City)	(State)	(Zip)

1. Name and Address of Reporting Person* AstraZeneca Treasury Limited
(Last)	(First)	(Middle)
2 Kingdom Street
(Street) London W2 6BD, United Kingdom
(City)	(State)	(Zip)

1. Name and Address of Reporting Person* AstraZeneca UK Limited
(Last)	(First)	(Middle)
2 Kingdom Street
(Street) London W2 6BD, United Kingdom
(City)	(State)	(Zip)

1. Name and Address of Reporting Person* AstraZeneca Intermediate Holdings Limited
(Last)	(First)	(Middle)
2 Kingdom Street
(Street) London W2 6BD, United Kingdom
(City)	(State)	(Zip)